FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2014 Third Quarter Financial Results and Updated Guidance

Third Quarter Global Foot and Ankle Net Sales Increase 30% As Reported and 29% Constant Currency

Third Quarter Sales Increase 24% As Reported and 24% Constant Currency

Full Year 2014 Guidance Updated

MEMPHIS, Tenn. - November 5, 2014 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its third quarter ended September 30, 2014 and updated guidance. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is reported as discontinued operations.

Net sales totaled $71.3 million during the third quarter ended September 30, 2014, representing a 24% increase as reported and 24% increase on a constant currency basis compared to the third quarter of 2013.

Robert Palmisano, president and chief executive officer, commented, “Our third quarter results were impacted by softer than anticipated results in our core U.S. foot and ankle products, excluding total ankle, and in certain geographies of our international business. These results were affected by a combination of sales execution issues in the U.S. and an inability to fill some international distributor orders late in the quarter, both of which we have already moved to correct. Given these developments, as well as negative currency impact during the third quarter and some potential distraction related to our merger announcement with Tornier, we are updating our guidance for the full-year.”

Palmisano continued, “We saw improved momentum in the U.S. exiting the third quarter and continuing early in the fourth quarter and believe we have all the necessary ingredients for success. Our core sales drivers remain in place, including continued gains in U.S. foot and ankle sales force productivity and positive contribution from additional sales reps, acquired products and new product launches, in particular our INFINITY total ankle replacement system. The U.S. foot and ankle market is still strong, and we are confident we have the right products and strategy to achieve our growth goals. Our focus going forward will be on improving our execution to realize our full potential.”

Net loss from continuing operations for the third quarter of 2014 totaled $49.6 million or ($0.99) per diluted share, compared to net loss of $124.5 million or ($2.68) per diluted share in the third quarter of 2013.

Net loss from continuing operations for the third quarter of 2014 included the after-tax effects of an $18.5 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $2.3 million of non-cash interest expense related to the 2017

Convertible Notes, $1.9 million of transaction and transition costs associated with recent acquisitions, $1.8 million of contingent consideration fair value adjustments, $1.2 million of costs associated with management changes, an unrealized loss of $1.0 million related to mark-to-market adjustments on derivatives, $0.9 million of transition costs associated with the sale of the OrthoRecon business, $0.9 million of patent dispute settlement costs, $0.5 million of charges associated with distributor conversions and non-competes, and a $2.8 million U.S. tax provision within continuing operations to offset the tax benefit recorded within discontinued operations. Net loss from continuing operations for the third quarter of 2013 included the after-tax effects of a $137.9 million net non-cash charge associated with the write-down to fair value of assets and liabilities associated with the BioMimetic acquisition, and a $3.2 million charge associated with noncancelable BioMimetic inventory purchase commitments, $11.2 million of transition costs associated with the sale of the OrthoRecon business, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized loss of $2.0 million related to mark-to-market adjustments on derivatives, $1.6 million of costs associated with the acquisitions of BioMimetic and Biotech International, and $0.7 million of charges associated with distributor conversions and non-competes.

The Company's third quarter 2014 net loss from continuing operations, as adjusted for the above items, was ($17.7) million, a decline from a net loss of ($8.2) million in 2013, while diluted loss per share, as adjusted, decreased to ($0.35) in the third quarter of 2014 from ($0.18) in the third quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's third quarter 2014 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative ($5.9) million, compared to negative ($4.8) million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $276.2 million as of the end of the third quarter of 2014, an increase of $93.1 million compared to the end of 2013, which was driven by the closing of the MicroPort, Solana Surgical and OrthoPro transactions.

Palmisano concluded, “Our INFINITY launch is moving into high gear, and that, combined with our continued focus on the execution of our Vital Few initiatives, will further strengthen and expand our market-leading competitive position. In addition, we believe that our pending merger with Tornier will enhance shareholder value through the creation of the premier high-growth Extremities-Biologics company that is uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics. That leadership will be further enhanced by the anticipated launch of Augment Bone Graft, which will add additional depth to what will be the most comprehensive extremity and biologics product portfolio in the industry as well as providing a platform technology for future new product development.”

Outlook

The Company anticipates net sales from continuing operations, or Extremity and Biologics revenue, for 2014 of approximately $298 million to $302 million, representing growth of 23% to 25% from 2013, compared to previous guidance of $308 million to $312 million.

The Company anticipates 2014 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(23.0) million to negative $(26.0) million.

The Company anticipates adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2014 of $(1.40) to $(1.46) per diluted share, based on approximately 49.7 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.23 per diluted share for the full-year 2014.

The Company's earnings target and adjusted EBITDA from continuing operations target exclude non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct; possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and other adjustments to assets and liabilities associated with its BioMimetic acquisition, and non-cash mark-to-market derivative adjustments. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-515-2910 (U.S.) / 617-399-5124 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through November 12, 2014. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 57003075. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, transaction and transition costs, costs associated with management changes, fair value adjustments of contingent consideration, patent dispute settlement costs, and impacts from the sale of the OrthoRecon business, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about our outlook for 2014; statements about the approvable status and anticipated final PMA approval of Augment® Bone Graft and the anticipated positive effects of such; and statements about the anticipated benefits of the previously announced merger with Tornier. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, uncertainties as to the timing of the transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; failure or delay in ultimately obtaining FDA approval of Wright’s Augment® Bone Graft for commercial sale in the United States, failure to achieve the anticipated benefits from approval of Augment® Bone Graft, and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K, filed with the SEC on February 27, 2014, and Tornier’s Annual Report on Form 10-K, filed with the SEC on February 21, 2014, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements.  Wright’s business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH TORNIER AND WHERE TO FIND IT

In connection with the proposed merger, Tornier plans to file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of Wright and Tornier that also constitutes a prospectus of Tornier. Wright and Tornier will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net sales	$71,307	$57,641	$214,733	$174,506
Cost of sales	16,703	14,037	54,126	42,298
Gross profit	54,604	43,604	160,607	132,208
Operating expenses:
Selling, general and administrative	66,926	63,054	207,629	164,306
Research and development	5,948	5,518	18,603	14,893
Amortization of intangible assets	2,379	1,342	7,241	5,726
BioMimetic impairment charges	—	206,249	—	206,249
Total operating expenses	75,253	276,163	233,473	391,174
Operating loss	(20,649)	(232,559)	(72,866)	(258,966)
Interest expense, net	4,565	4,044	12,873	11,979
Other expense (income), net	21,430	(64,019)	54,986	(65,291)
Loss from continuing operations before income taxes	(46,644)	(172,584)	(140,725)	(205,654)
Provision (benefit) for income taxes	3,003	(48,084)	(7,197)	(60,697)
Net loss from continuing operations	$(49,647)	$(124,500)	$(133,528)	$(144,957)
(Loss) income from discontinued operations, net of tax	(12,160)	(5,520)	(14,925)	6,041
Net loss	$(61,807)	$(130,020)	$(148,453)	$(138,916)

Net loss from continuing operations per share, basic	$(0.99)	$(2.68)	$(2.70)	$(3.24)
Net loss from continuing operations per share, diluted	$(0.99)	$(2.68)	$(2.70)	$(3.24)

Net loss per share, basic	$(1.24)	$(2.80)	$(3.00)	$(3.11)
Net loss per share, diluted	$(1.24)	$(2.80)	$(3.00)	$(3.11)

Weighted-average number of shares outstanding-basic	50,043	46,418	49,441	44,721
Weighted-average number of shares outstanding-diluted	50,043	46,418	49,441	44,721

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	September 30, 2013	% change	September 30, 2014	September 30, 2013	% change
U.S.
Foot and Ankle	35,560	27,727	28.3%	102,599	82,447	24.4%
Upper Extremity	4,016	4,317	(7.0%)	11,420	12,904	(11.5%)
Biologics	11,162	10,685	4.5%	33,376	31,519	5.9%
Other	559	269	107.0%	2,196	1,529	43.6%
Total U.S.	$51,297	$42,998	19.3%	$149,591	$128,399	16.5%

International
Foot and Ankle	10,068	7,506	34.1%	35,882	25,179	42.5%
Upper Extremity	2,351	1,616	45.6%	8,875	5,178	71.4%
Biologics	5,860	4,499	30.2%	15,437	12,413	24.4%
Other	1,731	1,022	69.5%	4,948	3,337	48.3%
Total International	$20,010	$14,643	36.7%	$65,142	$46,107	41.3%

Global
Foot and Ankle	45,628	35,233	29.5%	138,481	107,626	28.7%
Upper Extremity	6,367	5,933	7.3%	20,295	18,082	12.2%
Biologics	17,022	15,184	12.1%	48,813	43,932	11.1%
Other	2,290	1,291	77.4%	7,144	4,866	46.8%
Total Sales	$71,307	$57,641	23.7%	$214,733	$174,506	23.1%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	28%	33%	34%	29%	30%
Upper Extremity	(7%)	46%	46%	7%	7%
Biologics	4%	30%	30%	12%	12%
Other	107%	71%	69%	78%	77%
Total Sales	19%	36%	37%	24%	24%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$20,010	$71,307	$65,142	$214,733
Currency impact as compared to prior period	(117)	(117)	(575)	(575)
Net sales, excluding the impact of foreign currency	$19,893	$71,190	$64,567	$214,158

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating Income
Operating loss, as reported	$(20,649)	$(232,559)	$(72,866)	$(258,966)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	302	197	1,521	499
BioMimetic inventory write-down	—	979	—	979
Total	302	1,176	1,521	1,478
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	16	112	172	803
Transition costs - OrthoRecon divestiture	879	11,244	4,424	13,867
Due diligence, transaction and transition costs - acquisitions (1)	1,861	1,680	11,606	10,623
Patent dispute settlement	900	—	900	—
Management changes (2)	1,203	—	1,203	—
Total	4,859	13,036	18,305	25,293
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	462	625	1,526	2,172
Other Reconciling Items:
BioMimetic impairment charges	$—	$206,249	$—	$206,249
Operating loss, as adjusted	$(15,026)	$(11,473)	$(51,514)	$(23,774)
Operating loss, as adjusted, as a percentage of net sales	(21.1)%	(19.9)%	(24.0)%	(13.6)%
_______________________________
(1) For the nine months ended September 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(2) For the three and nine months ended September 30, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
EBITDA
Net loss, as reported	$(49,647)	$(124,500)	$(133,528)	$(144,957)
Interest expense, net	4,565	4,044	12,873	11,979
Provision (benefit) for income taxes	3,003	(48,084)	(7,197)	(60,697)
Depreciation	4,654	3,315	13,494	10,264
Amortization of intangible assets	2,379	1,342	7,241	5,726
EBITDA	(35,046)	(163,883)	(107,117)	(177,685)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1) (2)	2,586	2,672	8,685	7,177
Other expense (income), net	21,430	(64,019)	54,986	(65,291)
Inventory step-up amortization	302	197	1,521	499
Distributor conversions	16	112	172	803
Due diligence, transaction and transition costs	2,740	12,924	16,030	24,490
BioMimetic impairment and other charges	—	207,228	—	207,228
Patent dispute settlement	900	—	900	—
Management changes	1,203	—	1,203	—
Adjusted EBITDA	$(5,869)	$(4,769)	$(23,620)	$(2,779)
Adjusted EBITDA as a percentage of net sales	(8.2)%	(8.3)%	(11.0)%	(1.6)%
_______________________________

(1) For the nine months ended September 30, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.
(2) For the three and nine months ended September 30, 2014, amount excludes $0.3 million of non-cash stock-based compensation expense related to the management changes, which is included in management changes.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net Income
Loss before taxes, as reported	$(46,644)	$(172,584)	$(140,725)	$(205,654)
Pre-tax impact of reconciling items:
Inventory step-up amortization	302	197	1,521	499
Distributor conversion and non-competes	478	737	1,698	2,975
Non-cash interest expense on 2017 Convertible Notes	2,333	2,187	6,886	6,456
Derivatives mark-to-market adjustment	1,000	2,000	2,000	3,000
Transition costs - OrthoRecon divestiture	879	11,244	4,424	13,867
Due diligence, transaction and transition costs (1)	1,861	1,680	11,606	10,623
Patent dispute settlement	900	—	900	—
Management changes (2)	1,203	—	1,203	—
BioMimetic impairment and other charges and CVR mark-to-market adjustments	18,499	141,081	51,293	146,921
Contingent consideration fair value adjustment	1,750	—	1,750	—
Gain on previously held investment in BioMimetic	—	—	—	(7,798)
Loss before taxes, as adjusted	(17,439)	(13,458)	(57,444)	(29,111)
Provision (benefit) for income taxes, as reported	$3,003	$(48,084)	$(7,197)	$(60,697)
U.S. tax impact resulting from gain in discontinued operations	(2,776)	—	7,940	—
Inventory step-up amortization	—	74	—	192
Distributor conversion and non-competes	—	278	—	1,152
Non-cash interest expense on 2017 Convertible Notes	—	868	—	2,541
Derivatives mark-to-market adjustment	—	781	—	1,181
Transaction and transition costs - OR divestiture	—	4,392	—	5,417
Due diligence, transaction and transition costs	—	468	—	2,471
Patent dispute settlement	—	—	—	—
Management changes	—	—	—	—
Contingent consideration fair value adjustment	—	—	—	—
BioMimetic impairment and other charges and CVR mark-to-market adjustments	—	35,973	—	35,973
Provision (benefit) for income taxes, as adjusted	$227	$(5,250)	$743	$(11,770)
Effective tax rate, as adjusted	(1.3)%	39.0%	(1.3)%	40.4%
Net loss, as adjusted	$(17,666)	$(8,208)	$(58,187)	$(17,341)

Weighted-average number of shares outstanding-diluted	50,043	46,418	49,441	44,721
Net loss from continuing operations, as adjusted, per diluted share	$(0.35)	$(0.18)	$(1.18)	$(0.39)
_______________________________
(1) For the nine months ended September 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(2) For the three and nine months ended September 30, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net Income per Diluted Share
Net loss from continuing operations, as reported, per diluted share	$(0.99)	$(2.68)	$(2.70)	$(3.24)
U.S. tax impact resulting from gain in discontinued operations	0.06	—	(0.16)	—
Inventory step-up amortization	0.01	0.00	0.03	0.01
Distributor conversion and non-competes	0.01	0.01	0.03	0.04
Non-cash interest expense on 2017 Convertible Notes	0.05	0.03	0.14	0.09
Derivatives mark-to-market adjustment	0.02	0.03	0.04	0.04
CVR mark-to-market adjustments	0.37	2.25	1.04	2.47
Transition costs - OrthoRecon divestiture	0.02	0.15	0.09	0.19
Due diligence, transaction and transition costs	0.04	0.03	0.23	0.18
Patent dispute settlement	0.02	—	0.02	—
Management changes	0.02	—	0.02	—
Contingent consideration fair value adjustment	0.03	—	0.04	—
Gain on previously held investment in BioMimetic	—	—	—	(0.17)
Net loss from continuing operations, as adjusted, per diluted share (1)	$(0.35)	$(0.18)	$(1.18)	$(0.39)
___________________________
(1) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net cash used in operating activities	$(34,562)	$(34)	$(86,152)	$5,721
Capital expenditures	(11,422)	(12,777)	(35,706)	(22,512)
Free cash flow	$(45,984)	$(12,811)	$(121,858)	$(16,791)

Wright Medical Group, Inc.
Segment Information
(in thousands, except per share data--unaudited)

	Three Months Ended September 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$51,297	$20,010	$—	$—	$—	$71,307
Gross profit	42,939	12,010	—	(43)	(302)	54,604
Operating income (loss)	6,448	(3,213)	(2,601)	(15,660)	(5,623)	(20,649)
Operating income (loss) as a percent of net sales	12.6%	(16.1%)	N/A	N/A	N/A	(29.0%)

Depreciation Expense	2,414	841	108	1,291	—	4,654
Amortization Expense	1,293	547	77	—	462	2,379
Non-cash stock-based compensation expense	—	—	—	2,586	—	2,586
Other	—	—	—	—	5,161	5,161
Adjusted EBITDA	10,155	(1,825)	(2,416)	(11,783)	—	(5,869)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended September 30, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$42,998	$14,643	$—	$—	$—	$57,641
Gross profit	36,599	8,281	—	(100)	(1,176)	43,604
Operating income (loss)	6,310	34	(3,494)	(14,323)	(221,086)	(232,559)
Operating income (loss) as a percent of net sales	14.7%	0.2%	N/A	N/A	N/A	(403.5%)

Depreciation Expense	2,030	561	119	605	—	3,315
Amortization Expense	442	84	191	—	625	1,342
Non-cash stock-based compensation expense	—	—	—	2,672	—	2,672
Other	—	—	—	—	220,461	220,461
Adjusted EBITDA	8,782	679	(3,184)	(11,046)	—	(4,769)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Nine Months Ended September 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$149,591	$65,142	$—	$—	$—	$214,733
Gross profit	120,717	41,642	—	(231)	(1,521)	160,607
Operating income (loss)	12,914	(2,385)	(9,385)	(52,658)	(21,352)	(72,866)
Operating income (loss) as a percent of net sales	8.6%	(3.7%)	N/A	N/A	N/A	(33.9%)

Depreciation Expense	7,093	2,246	324	3,831	—	13,494
Amortization Expense	3,820	1,663	231	1	1,526	7,241
Non-cash stock-based compensation expense	—	—	—	8,685	—	8,685
Other	—	—	—	—	19,826	19,826
Adjusted EBITDA	23,827	1,524	(8,830)	(40,141)	—	(23,620)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Nine Months Ended September 30, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$128,399	$46,107	$—	$—	$—	$174,506
Gross profit	105,725	28,351	—	(390)	(1,478)	132,208
Operating income (loss)	19,395	5,548	(8,667)	(40,050)	(235,192)	(258,966)
Operating income (loss) as a percent of net sales	15.1%	12.0%	N/A	N/A	N/A	(148.4%)

Depreciation Expense	6,371	1,726	275	1,892	—	10,264
Amortization Expense	2,860	248	446	—	2,172	5,726
Non-cash stock-based compensation expense (2)	—	—	—	7,177	—	7,177
Other	—	—	—	—	233,020	233,020
Adjusted EBITDA	28,626	7,522	(7,946)	(30,981)	—	(2,779)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

(2) For the nine months ended September 30, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$273,031	$168,534
Marketable securities	3,146	6,898
Accounts receivable, net	56,706	45,817
Inventories	85,446	72,443
Prepaid expenses and other current assets	71,406	69,608
Current assets held for sale	—	142,015
Total current assets	489,735	505,315

Property, plant and equipment, net	95,276	70,515
Goodwill and intangible assets, net	261,303	157,683
Marketable securities	—	7,650
Other assets	120,387	133,845
Other assets held for sale	—	132,443
Total assets	$966,701	$1,007,451

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$22,601	$3,913
Accrued expenses and other current liabilities	131,387	80,117
Current portion of long-term obligations	4,482	4,174
Current liabilities held for sale	—	31,221
Total current liabilities	158,470	119,425
Long-term obligations	278,427	271,227
Other liabilities	146,897	155,686
Other liabilities held for sale	—	1,399
Total liabilities	583,794	547,737

Stockholders' equity	382,907	459,714
Total liabilities and stockholders' equity	$966,701	$1,007,451